EXHIBIT 3(a)


                NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT
               INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

                           SPECIMEN STOCK CERTIFICATES

                 NUMBER         VANCOUVER'S FINEST
                                  COFFEE COMPANY                  SHARES
                              CUSIP NO. 921655 10 6
                   Authorized Common Stock: 200,000,000 Shares
                                Par Value: $0.001

THIS CERTIFIES THAT


IS THE  RECORD HOLDER OF

          -Shares of VANCOUVER'S FINEST COFFEE COMPANY Common Stock - transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrant.

          Witness the facsimile seal of the Corporation and the facsimile of its duly authorized officers. Dated:


         /s/ "Kirsten Wilson"
         --------------------
               President
                                                ( SEAL )
         /s/ "Ryan Wilson"
         -------------------
              Secretary

Not valid unless countersigned by transfer agent
                            Countersigned Registered:
                         NEVADA AGENCY AND TRUST COMPANY
                        50 WEST LIBERTY STREET, SUITE 880
                               RENO, NEVADA, 89501

                                                     By ____________________
                                                       Authorized Signature

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